EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134443 and 333-132201) of Toyota Motor Credit Corporation of our report dated June 12, 2006 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 12, 2006